Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 26, 1997 relating to the financial statements of Dresser Industries, Inc. and its subsidiaries (not presented separately herein), which appears in Halliburton Company's Annual Report on Form 10-K for the year ended December 31, 1999.


PRICEWATERHOUSECOOPERS LLP
Dallas, Texas
September 8, 2000